Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jeremy Thigpen

(713) 346-7301

NOW INC. REGISTRATION STATEMENT DECLARED EFFECTIVE AND LISTING ON NYSE APPROVED

HOUSTON, May 13, 2014 —National Oilwell Varco, Inc. (NYSE: NOV) announced today that the Securities and Exchange Commission has declared effective NOW Inc.’s (“NOW”) registration statement on Form 10 filed in connection with the spin-off of NOV’s distribution business. NOV also announced that NOW has been authorized to list on the New York Stock Exchange. NOW common stock will trade on the New York Stock Exchange under the symbol DNOW.

The spin-off will be completed by way of a pro rata distribution of NOW common stock to holders of NOV common stock. As previously disclosed, this distribution is expected to occur after market close on May 30, 2014 (the “Distribution Date”) to NOV stockholders of record as of the close of business on May 22, 2014 (the “Record Date”). On the Distribution Date, each NOV stockholder as of the Record Date will receive one share of NOW common stock for every four shares of NOV common stock held at the close of business on the Record Date. Fractional shares of NOW common stock will not be distributed and any fractional share of NOW common stock otherwise issuable to a NOV stockholder will be sold in the open market on such stockholder’s behalf, and such stockholder will receive a cash payment with respect to that fractional share.

National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.